Exhibit 10.81

PPM Loan No. 09-02202
FIXED RATE PROMISSORY NOTE
Date: December 22, 2009
The following terms or provisions are used in this Note and are incorporated by reference herein.
Maker: Those entities executing this Note, jointly and severally

Maker’s Mailing Address:	2555 E. Camelback Road, Suite 400 Phoenix, Arizona 85016

Noteholder:	JACKSON NATIONAL LIFE INSURANCE COMPANY, a Michigan corporation, its successors or assigns
Place for Payment: the office of Noteholder’s correspondent, CBRE Melody at 400 North Ashley Drive, Suite 1700, Tampa, Florida 33602, or at such other place as from time to time may be designated by Noteholder by notice to Maker in accordance with the Loan Agreement (hereinafter defined).
Principal Amount: $32,000,000.00
Interest Rate: Five and Fifty Four hundredths percent (5.54%) per annum
Prepaid Interest Period: the period commencing on the date of this Note through and including December 31, 2009.
First Monthly Payment Date: February 1, 2010
Payments: Monthly installments of interest only on the unpaid principal balance of this Note shall be due and payable in sixty (60) consecutive monthly installments commencing on February 1, 2010, and continuing on the 1st day of each calendar month thereafter, with each such installment to be in the sum of ONE HUNDRED FORTY SEVEN THOUSAND SEVEN HUNDRED THIRTY-THREE AND 33/100 Dollars ($147,733.33), without deduction or set off. Principal, and interest thereon, shall be due and payable IN FULL on January 1, 2015 unless extended as set forth herein.
Maturity Date: January 1, 2015, unless extended as set forth herein.

     1.     Promise to Pay. FOR VALUE RECEIVED, the Maker hereby promises to pay to the order of Noteholder, the Principal Amount (the “Loan”), with interest on the outstanding principal balance thereof from the date hereof until Maturity Date at the Interest Rate or the Default Rate (as applicable), both principal and interest being payable as hereinafter provided in lawful money of the United States of America at the Place for Payment. Interest shall be calculated and paid on the basis of a 30-day month and 360-day year, unless otherwise noted herein. The Interest Rate may be changed to the “Reset Rate” in accordance with the Loan Agreement (hereinafter defined).
     2.     Payments. A payment of interest only, calculated at the Interest Rate, based on a 365-day year, on the outstanding principal balance of this Note shall be due and payable in advance on the date hereof in an amount equal to accrued interest during the Prepaid Interest Period. Maker agrees to pay Noteholder payments of interest only calculated at the Interest Rate, commencing on the First Monthly Payment Date and continuing thereafter on the same day of each succeeding month through and including the Maturity Date, on which date all unpaid principal and interest, together with any other sums due under the terms of this Note, shall be due and payable.
     PROVIDED THAT, if the Maturity Date is extended and the Interest Rate is changed to the Reset Rate in accordance with the Loan Agreement, Maker agrees to pay Noteholder monthly installment payments of principal and interest, calculated at the Reset Rate, commencing on the first day of February, 2015 and continuing until January 1, 2020 on which date all unpaid principal and accrued and unpaid interest, together with any other sums due under the terms of this Note, shall be due and payable in full. All such monthly payments commencing on February 1, 2015 will be applied first to interest and then to principal based on a 22 year amortization schedule.
     3.     Treatment of Payments. All payments of principal, interest, late charges (as described below), and prepayment premium (as described below), if any, due under this Note shall be paid to Noteholder by wire transfer pursuant to Noteholder’s written wire transfer instructions or by check of immediately available funds delivered to the Place for Payment and in such other manner, as Noteholder may from time to time designate upon not less than fifteen (15) days prior written notice to Maker. If such payment is received by 2:00 p.m., eastern time, such payment will be credited to Maker’s account as of the date on which received. If such payment is received after 2:00 p.m., eastern time, such payment will be credited to Maker’s account on the business day next following the date on which received. Each installment payment under this Note shall be applied first to the payment of any cost or expense for which Maker is liable hereunder or under the other Loan Documents, including any unpaid late charge, then to accrued interest and the remainder to the reduction of unpaid principal. Time is of the essence as to all payments hereunder.
     4.     Late Charges. If any monthly installment of principal and/or interest is not paid in full on or before the tenth day of the month in which such payment is due, then a charge for late payment (“Late Charge”) in the amount of five percent (5%) of the amount of such installment shall be immediately assessed and shall be immediately due and payable by Maker. The parties hereby recognize that the Late Charge is a reasonable approximation of an actual loss difficult to estimate. Noteholder’s failure to collect such Late Charge shall not constitute a waiver of Noteholder’s right to require such payment of such Late Charge for past or future defaults. The Late Charge shall be in addition to all other rights and remedies available to Noteholder upon the occurrence of an Event of Default.

     5.     Default Interest. Upon (a) the occurrence of an Event of Default and during the continuation thereof, or (b) Maker’s failure to pay all then unpaid principal and interest, and any other sums due, on the Maturity Date, interest shall thereafter accrue hereunder at an annual rate (the “Default Rate”) equal to the lesser of (i) the then Interest Rate plus 5% per annum and (ii) the maximum rate allowed by law. The Default Rate shall accrue on the entire outstanding balance hereof, including, without limitation, delinquent interest and any and all costs and expenses incurred by Noteholder in connection therewith.
     6.     Security; Definitions.
     a.     This Note is made pursuant to a Loan Agreement of even date herewith between Noteholder and Maker (the “Loan Agreement”) and secured by, among other things, the Security Instruments of even date herewith in favor of Noteholder described on Schedule “A” hereto, each granting a first lien on certain real property described therein, and granting a security interest in certain personal property, fixtures and equipment described therein.
     b.     Capitalized terms not otherwise defined in the preamble or in other provisions of this Note shall have the meanings ascribed to such terms in the Loan Agreement.
     c.     The terms and provisions of the Loan Agreement are incorporated herein by reference (as if such terms and provisions were set forth in this Note).
     7.     Event of Default. Upon the occurrence of an Event of Default, Noteholder shall have the option of declaring the indebtedness evidenced hereby to be immediately due and payable (the “Loan Acceleration”). After the Loan Acceleration, Noteholder shall have the option of applying any payments received to principal or interest or any other costs due pursuant to the terms of this Note or the other Loan Documents. Interest at the Default Rate shall continue to accrue on any judgment Noteholder may obtain against Maker on this Note or the Security Instrument until Noteholder acquires record title to the Project or the judgment and interest and costs have been paid in full. Noteholder may include any applicable prepayment premium, attorney’s fees and costs of suit in any complaint, judgment or assessment of damages filed or entered pursuant to this Note and/or the Security Instrument.
     8.     Prepayment. No prepayment of the principal balance of the Note is allowed prior to January 1, 2012. If the Loan has been accelerated at a time when the Loan is closed to prepayment, and Maker wishes to pay the Loan in full, the payment tendered must include a premium of ten (10%) percent of the principal amount owed on the date of default in addition to all other amounts due and owing.
     After January 1, 2012, prepayment is permitted at any time, in full but not in part (except upon an involuntary partial prepayment resulting from application of casualty or condemnation proceeds), upon thirty (30) days’ written notice, with payment to Noteholder of a yield maintenance premium (“Premium”) equal to the greater of (i) 1% of the outstanding principal balance hereof at the time of prepayment or (ii) the present value on the date of prepayment of all future principal and interest payments hereunder until the Maturity Date, beginning with the payment due on the month following the pay-off date, including any balloon payment due on the Maturity Date assuming payment in accordance with the repayment terms hereunder, less the current outstanding principal balance of the Loan. The interest rate used in calculating the present value shall be the Treasury Rate, as defined herein, divided by twelve. “Treasury Rate” for loans with two or more years to maturity shall be equal to the result of the straight-line interpolation of the current annual yield (or if none, the most recent previous yield) of the two Key U.S. Government Treasury Securities that bracket the maturity date of the Loan. The “Key U.S. Government Treasury Securities” are the treasuries with 2-Year, 5-Year, 10-Year and 30-Year maturities as published by Bloomberg at 4 p.m. central time, 3 business days prior to the payoff date. By way of example and not limitation, if 7 and 1/2 years remain until the Maturity Date at the time of prepayment, the straight line interpolation of the Treasury Rate would be the average of the then annual current yield (or if none, the most recent previous yield) of the 5-Year and 10-Year U.S. Treasury Securities. By way of clarification, if the Loan is paid in full prior to January 1, 2015, the yield maintenance will be calculated through January 1, 2015.
     If less than two years remain from the payoff date to the Maturity Date, the term “Treasury Rate” as used herein, shall be based on the Interpolated Curve Function (“ICUR”) as calculated by Bloomberg L.P. at 4 p.m. central time three (3) days prior to the payoff date. If any of the Key U.S. Government Securities are no longer in use or if Bloomberg L.P. is no longer reporting such information, Noteholder in its sole discretion may select another reporting source or other relevant replacement Key U.S. Government Treasury Securities to determine the Treasury Rate.
     Notwithstanding anything to the contrary hereinabove provided, no Premium shall apply to a payment in full during the last ninety (90) days of the Loan term or due to taking through condemnation or a casualty where Lender applies proceeds to pay down the Loan. No involuntary partial prepayment shall modify the timing of any required monthly payments, except that if the principal is reduced, the interest components of the monthly payments will be reduced to reflect such reduced principal balance.
     If this Note has been accelerated due to an Event of Default during a time when prepayment is permitted, and Maker wishes to pay the Note in full, the payment tendered must include either (i) the applicable prepayment premium, if the payment is tendered during a period when prepayment is permitted hereunder, or (ii) the greater of such prepayment premium or 10% of the principal amount owed on the date of default, if the payment is tendered during a period when prepayment is prohibited hereunder.
     9.     Limitation on Personal Liability. The provisions of Section 9.18 of the Loan Agreement entitled “Limitation of Liability” are hereby incorporated by reference to the same extent as if it were set forth herein.
     10.     Non-Usurious Loan. It is the intent of Noteholder and Maker in this Note and the other Loan Documents now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Noteholder and Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, including, the Loan Documents, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, or interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law. Neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Note, the Loan Documents and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Noteholder expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note is accelerated for any reason or if the principal of this Note is paid prior to the Maturity Date, and as a result thereof the interest received for the actual period of existence of this Note exceeds the applicable maximum lawful rate, Noteholder shall, at its option, either refund the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Noteholder collects monies which are deemed to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination, at the option of Noteholder, be either immediately returned or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note Maker acknowledges that it believes this Note and all interest and fees paid in connection with the loan represented by this Note, to be non-usurious. Maker agrees that if, at any time, Maker should believe that this Note or the loan represented by this Note is in fact usurious, Maker will give Noteholder notice of such condition and Maker agrees that Noteholder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such condition exists. The term “applicable law” as used in this Note shall mean the laws of the State of Florida or the laws of the United States, whichever allows the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.
     11.     Noteholder’s Attorney Fees. Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after an Event of Default, or if the lien or priority of the lien represented by the Security Instrument or the other Loan Documents is the subject of any court proceeding, Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to Noteholder in addition to the principal and interest due and payable hereon reasonable third party attorneys’ and collection fees actually incurred, including those incurred by Noteholder for any appeal.
     12.     Maker’s Waivers. Except as otherwise provided in the Loan Documents, and only to the extent permitted under applicable law, Maker and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, notice of acceleration, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

     13.     Payment of Taxes and Fees. Maker agrees to pay the cost of any revenue, tax or other documentary fee or stamps now or hereafter required by law to be affixed to this Note or the Security Instrument.
     14.     Governing Law. This Note and the rights, duties and liabilities of the parties hereunder and/or arising from or relating in any way to the indebtedness evidenced by this Note or the transaction of which such indebtedness is a part shall be governed and construed for all purposes by the law of the State of Arizona.
     15.     Replacement of Note. If this Note is lost or destroyed, the Maker shall, at the Noteholder’s request, execute and return to the Noteholder a replacement promissory note identical to this Note, provided the Noteholder delivers to the Maker an affidavit to the foregoing effect. Upon delivery of the executed replacement Note, the Noteholder shall indemnify the Maker from and against its actual damages suffered as a result of the existence of two Notes evidencing the same obligation. No replacement of this Note under this Section shall result in a novation of the Maker’s obligations under this Note. If this Note is so replaced, and Noteholder thereafter locates this Note, the Noteholder shall return this Note to the Maker marked to evidence its cancellation. Noteholder shall pay all costs incurred by it with respect to documenting such replacement note. Maker acknowledges the need to act promptly upon its receipt of the documentation evidencing any request by Noteholder that the Note be replaced pursuant to this Section and agrees that Maker will meet the reasonable deadlines of Noteholder provided that Maker has received the applicable documents at least ten (10) business days prior to such deadline. Furthermore, Maker agrees to reasonably cooperate with Noteholder to effectuate the obtainment of such title policy endorsements, or new title evidence and other assurances and documents as Noteholder shall reasonably require.
     16.     Maturity Date. The Maturity Date shall be January 1, 2015, unless extended to January 1, 2020 in accordance with the Loan Agreement.
     17.     WAIVER OF TRIAL BY JURY. MAKER AND NOTEHOLDER, BY ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THE LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF NOTEHOLDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

     IN WITNESS WHEREOF, Maker has caused this Note to be duly executed as of the day and year first above written.

MAKER:

COLE HD TUCSON AZ, LLC, a Delaware limited liability company

By:	Cole REIT Advisors III, LLC, a Delaware limited liability company, its Manager

	By:	/s/ Todd J. Weiss

Todd J. Weiss, Senior Vice President

COLE MT FLAGSTAFF AZ, LLC, a Delaware limited liability company

By:	Cole REIT Advisors III, LLC, a Delaware limited liability company, its Manager

	By:	/s/ Todd J. Weiss

Todd J. Weiss, Senior Vice President

COLE WG GOOSE CREEK SC, LLC, a Delaware limited liability company

By:	Cole REIT Advisors III, LLC, a Delaware limited liability company, its Manager

	By:	/s/ Todd J. Weiss

Todd J. Weiss, Senior Vice President

COLE PX MOUNTAIN BROOK AL, LLC, a Delaware limited liability company

By:	Cole REIT Advisors III, LLC, a Delaware limited liability company, its Manager

	By:	/s/ Todd J. Weiss

Todd J. Weiss, Senior Vice President

COLE TS IRMO SC, LLC a Delaware limited liability company

By:	Cole REIT Advisors III, LLC, a Delaware limited liability company, its Manager

	By:	/s/ Todd J. Weiss

Todd J. Weiss, Senior Vice President

COLE LO KANSAS CITY MO, LLC a Delaware limited liability company

By:	Cole REIT Advisors III, LLC, a Delaware limited liability company, its Manager

	By:	/s/ Todd J. Weiss

Todd J. Weiss, Senior Vice President

COLE KO COLUMBIA SC, LLC, a Delaware limited liability company

By:	Cole REIT Advisors III, LLC, a Delaware limited liability company, its Manager

	By:	/s/ Todd J. Weiss

Todd J. Weiss, Senior Vice President